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                                                                    EXHIBIT 99.1



   [Form of Letter of Instructions from Nominee Holders to Beneficial Holders]

[Date]

[Name]
[Address]

Dear      ______________________,


According to our records you were a holder of securities of XO Communications, Inc. ("XO") on November 15, 2002 and are entitled to participate in the initial stage of XO's rights offering (the "Rights Offering"). Please read and review carefully the enclosed prospectus with respect to the rights offering (the "Prospectus") prior to making any decision to participate in the Rights Offering. Capitalized terms not defined herein shall have the meaning as set forth in the Prospectus.

On November 15, 2002, XO confirmed a plan of reorganization under Chapter 11 of the United States Bankruptcy Code (the "Plan of Reorganization"), which resulted in the cancellation of your securities and the commencement of the Rights Offering. In this Rights Offering, you have been given the opportunity to purchase shares of common stock, $0.01 par value, of XO (the "New Common Stock") at $5.00 per share. The Rights Offering has already commenced and will end on November , 2003.

The following is a list of the securities you hold and the number of firm subscription rights, if any, available to you (i.e., shares of New Common Stock in the Rights Offering guaranteed to be available for purchase by you, if any):

          Securities: _____________________________

          Firm Subscription Rights:_________________________

If the firm subscription rights in the Rights Offering are not fully subscribed, you may also request to purchase additional shares of New Common Stock using your oversubscription rights. However, the number of shares of New Common Stock you may request in total (firm and oversubscription rights) may not exceed 40,000,000 shares of New Common Stock and must be paid for in advance. The actual number of shares of New Common Stock allocated to you with respect to your over subscription rights is not known at this time and will be determined following the conclusion of both stages of the offering in according with the pro ration procedures described on pages __ to __ of the Prospectus. Thus, if you wish to request shares pursuant to your oversubscription rights you will need to submit a payment for such amount without any guarantee that you will receive any of your oversubscription request. After the end of the offering, if you have requested more shares of New Common Stock than was allocated to you, we will [credit your account][send you a check] with such amounts after it has been returned to us by the Rights Agent. PLEASE BE AWARE THAT NO INTEREST WILL ACCRUE ON ANY AMOUNTS DEPOSITED WITH US OR THE RIGHTS AGENT FOR THE RIGHTS OFFERING.

If you wish to purchase the New Common Stock in the Rights Offering, you must complete the attached beneficial owner election form and deliver payment for the New Common Stock requested prior to ________, which is __ days prior to the November , 2003 Subscription Rights Expiration Date.

If you have any questions, please call us at ______________________


Very truly yours,

                         Beneficial Owner Election Form


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The undersigned hereby irrevocably elects to subscribe to purchase the following shares of common stock, $0.01 par value, of XO Communications, Inc. (the "New Common Stock") pursuant to prospectus delivered to the undersigned by (the "Nominee"):

     Total Number of shares of
     New Common Stock requested*:
                                               -------------------------------

     Purchase Price:                           $5.00 per share

     Total Subscription Price:                 $
                                                -------------------------------
                                                       (amount enclosed)

* not to exceed 40,000,000 shares of New Common Stock

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         This election form must be accompanied by check, bank check, money order or wire transfer in U.S. dollars for the number of shares of New Common Stock subscribed multiplied by $5.00 (purchase price per share of New Common Stock).

Method of Payment (check one):

[ ]  Check, Bank Draft, Cashier's Check or Money Order Payable to
                                                                 --------------

[  ] Wire Transfer directly to
                               ------------------------------------------------


         The undersigned understands that he is not assured of receiving any shares of New Common Stock in excess of the number of Firm Subscription Rights, if any, set forth in the third paragraph of this letter, and that he will receive any additional shares of New Common Stock requested above only in accordance with the allocation and pro ration rules set forth in the Prospectus. The undersigned also understands that any portion of the purchase price remitted herewith in respect of shares requested but not allocated to him for purchase will be returned to him without interest in due course.

         The undersigned hereby acknowledges that this election form constitutes an irrevocable instruction to the Nominee to request and submit payment to the Rights Agent for such number of shares of New Common Stock as set forth in this election form in the XO Communications, Inc. Rights Offering and in accordance with the prospectus related thereto. The undersigned hereby acknowledges that any payments for New Common Stock not received by ___________, 2003 will not be processed and election forms without corresponding payments after such date will be automatically declared null and void.

---------------------------                    ------------------------------
Holder Name                                      Social Security Number


Dated:   _______, 2003                         Processed and Acknowledged as of
                                               _______, 2003


                                               -------------------------------
                                               Nominee Representative


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